                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section240.14a-11(c) or
           Section240.14a-12

                COASTCAST CORPORATION
----------------------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     and 0-11.
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
                             COASTCAST CORPORATION
                           3025 EAST VICTORIA STREET
                       RANCHO DOMINGUEZ, CALIFORNIA 90221
                                 (310) 638-0595
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 21, 2000

To the Shareholders of COASTCAST CORPORATION:

    You are cordially invited to attend the Annual Meeting of Shareholders of Coastcast Corporation, a California corporation (the "Company"), which will be held at the Company's facility located at 14831 Maple Avenue, Gardena, California, at 10:00 a.m., California time, on Wednesday, June 21, 2000, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement which is incorporated herein by this reference:

    1. To elect a board of seven directors to serve until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify;

    2. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record of the Company's common stock at the close of business on April 24, 2000, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting.

    THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE, AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT ANY TIME BEFORE IT IS VOTED.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Norman Fujitaki
                                          Secretary

Rancho Dominguez, California
April 28, 2000

                             COASTCAST CORPORATION
                           3025 EAST VICTORIA STREET
                       RANCHO DOMINGUEZ, CALIFORNIA 90221
                                 (310) 638-0595
                                PROXY STATEMENT
                   APPROXIMATE DATE PROXY MATERIAL FIRST SENT
                          TO SHAREHOLDERS: MAY 5, 2000

The following information is given in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Coastcast Corporation, a California corporation (the "Company"), to be held at the Company's facility located at 14831 Maple Avenue, Gardena, California, at 10:00 a.m., California time, on Wednesday, June 21, 2000, and adjournments thereof (the "Meeting"), for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

                     SOLICITATION AND REVOCATION OF PROXIES

    A form of proxy is being furnished herewith by the Company to each shareholder, and, in each case, is solicited on behalf of the Board of Directors of the Company for use at the Meeting. The entire cost of soliciting these proxies will be borne by the Company. The Company may pay persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. Members of the Management of the Company may solicit some shareholders in person, or by telephone, telegraph or telecopy, following solicitation by this Proxy Statement, but will not be separately compensated for such solicitation services.

    Proxies duly executed and returned by shareholders and received by the Company before the Meeting will be voted FOR the election of all seven of the nominee-directors specified herein and FOR the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2000, unless a contrary choice is specified in the proxy. If a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made. As to other matters, if any, to be voted on, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by the Board of Directors of the Company and each of them is a director of the Company.

    Under the Company's bylaws and California law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to ratify the selection of Deloitte & Touche LLP will have no effect on the vote for such proposal except to the extent the number of abstentions causes the number of shares voted in favor of such proposal not to equal or exceed a majority of the quorum required for the Meeting (in which case the proposal would not be approved).

    Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy,
(ii) a written revocation sent to and received by the Secretary of the Company prior to the Meeting, or (iii) attendance at the Meeting and voting in person.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The Company has outstanding only common stock, of which 7,701,571 shares were outstanding as of the close of business on April 24, 2000 (the "Record Date"). Only shareholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of common stock is entitled to one vote.

    Representation at the Meeting by the holders of a majority of the outstanding shares of common stock of the Company, either by personal attendance or by proxy, will constitute a quorum.

    The following table sets forth, as of April 24, 2000, the only persons known to the Company to be the beneficial owners of more than 5% of the Company's common stock:

                                                          AMOUNT AND NATURE OF
                   NAME AND ADDRESS                            BENEFICIAL        PERCENT OF
                  OF BENEFICIAL OWNER                         OWNERSHIP(1)        CLASS(2)
-------------------------------------------------------  ----------------------  -----------

Hans and Vivian Buehler ...............................         1,373,800 shs.(3)      17.0%
3025 East Victoria Street
Rancho Dominguez, CA 90221

Jonathan Vannini ......................................           714,333 shs.(4)       9.3%
828 Irwin Drive
Hillsborough, CA 94010

James and Nancy Grosfeld ..............................           789,100 shs.(5)      10.3%
20500 Civic Center Drive
Suite 3000
Southfield, MI 48076

Dimensional Fund Advisors Inc. ........................           529,600 shs.(6)       6.9%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

------------------------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, the Company assumes that each named person has the sole voting and investment power with respect to such person's shares.

(2) Percent of class is based on the number of shares outstanding on the Record Date plus, in the case of Mr. Buehler and Mr. Vannini, the number of shares which each of Mr. Buehler and Mr. Vannini has the right to purchase pursuant to options which are either currently exercisable or exercisable within 60 days.

(3) Includes 372,500 shares which are subject to options held by Mr. Buehler which are either currently exercisable or exercisable within 60 days. Golden Band, L.P., a California limited partnership, owns of record 944,000 shares of common stock of the Company. Longview Enterprises, Inc., a California corporation, is the sole general partner of Golden Band, L.P. and owns a 1% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler each owns a 50% interest in Longview Enterprises, Inc. as Co-Trustees of the Buehler Living Trust, dated August 22, 1990 (the "Trust"). The Trust also owns a 99.07% limited partner interest in West Main Street, L.P., a California limited partnership, which owns a 94.16597% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler disclaim the beneficial ownership of 53,900.3 shares held by Golden Band, L.P. Includes 111,000 shares held by a charitable foundation of which Mr. and Mrs. Buehler are directors and officers, beneficial ownership of which Mr. and Mrs. Buehler disclaim.

(4) Includes 3,333 shares which are subject to options held by Mr. Vannini which are either currently exercisable or exercisable within 60 days. Pursuant to a Settlement Agreement, dated November 6,

    1998, between the Company and Mr. Vannini, the Company agreed to: (i) repurchase certain shares of the Company's common stock, and (ii) reimburse Mr. Vannini for $400,000 in legal fees and expenses, in addition to other matters described herein. In exchange, Mr. Vannini agreed to: (i) abandon his demand for a special meeting of shareholders and plans for proxy solicitation, (ii) refrain from acquiring securities which would result in him owning more than 20% of the Company's outstanding shares, (iii) vote his shares in the same proportion that all other shares are voted, (iv) refrain from contesting or soliciting proxies, (v) refrain from transferring his shares to more than 5% shareholders, (v) refrain from activities resulting in a change of control of the Company or a tender offer for its securities, and (vi) refrain from initiating or participating in any derivative suit against any officer or director of the Company.

(5) Based on an Amendment No. 1 to Schedule 13G filed on November 12, 1999 James and Nancy Grosfeld share voting and dispositive power over these shares.

(6) Based on a Schedule 13G filed on February 3, 2000, Dimensional Fund Advisors Inc. has sole voting and dispositive power.

    The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

                         STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information regarding the shares of the Company's common stock beneficially owned as of April 24, 2000 by (i) each director and director nominee, (ii) the executive officers identified in the Summary Compensation Table below, and (iii) all directors, director nominees and executive officers of the Company as a group:

                                                                                        AMOUNT AND
                                                                                        NATURE OF
                                                                                        BENEFICIAL     PERCENT OF
                             NAME OF BENEFICIAL OWNER                                  OWNERSHIP(1)     CLASS(2)
-----------------------------------------------------------------------------------  ----------------  -----------
Hans H. Buehler....................................................................         1,373,800(3)       17.0%
Robert L. Gates....................................................................           164,012(4)        2.1
Robert H. Goon.....................................................................             6,500           *
Edwin A. Levy......................................................................           101,433(5)        1.3
Lee E. Mikles......................................................................            80,000(6)        1.0
Paul A. Novelly....................................................................            33,333(7)          *
Jonathan P. Vannini................................................................           714,333(8)        9.3
Norman Fujitaki....................................................................            13,666(9)          *
Ramon F. Ibarra....................................................................            68,408(10)          *
Todd L. Smith......................................................................            34,882(11)          *
Kathleen H. Wainwright.............................................................             9,999(12)          *
All directors, director nominees and executive officers as a group (16 persons)....         2,627,738(13)       31.7%

------------------------

(1) Except as otherwise indicated and subject to applicable community property and similar laws, to the best of the Company's knowledge and belief, each person listed has sole voting and investment power as to shares beneficially owned by such person.

(2) Percent of class is based on the number of shares outstanding on the Record Date plus, with respect to each named person or group, as applicable, the number of shares of common stock, if any, which the listed individual or group has the right to acquire within 60 days. Ownership of less than one percent is indicated by an asterisk.

(3) Includes 372,500 shares which are subject to options held by Mr. Buehler which are currently exercisable or exercisable within 60 days. Golden Band, L.P., a California limited partnership, owns of record 944,000 shares of common stock of the Company. Longview Enterprises, Inc., a California corporation, is the sole general partner of Golden Band, L.P. and owns a 1% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler each owns a 50% interest in Longview Enterprises, Inc. as Co-Trustees of the Buehler Living Trust, dated August 22, 1990 (the "Trust"). The Trust also owns a 99.07% limited partner interest in West Main Street, L.P., a California limited partnership, which owns a 94.16597% limited partner interest in Golden Band, L.P. Mr. and Mrs. Buehler disclaim the beneficial ownership of 53,900.3 shares held by Golden Band, L.P. Includes 111,000 shares held by a charitable foundation of which Mr. and Mrs. Buehler are directors and officers, beneficial ownership of which Mr. and Mrs. Buehler disclaim.

(4) Includes 10,000 shares which are subject to options held by Mr. Gates which are currently exercisable. Includes 16,625 shares owned by Mr. Gates' wife, the beneficial ownership of which Mr. Gates disclaims.

(5) Includes 33,333 shares which are subject to options which are either currently exercisable or exercisable within 60 days. Includes 12,400 shares owned by Mr. Levy's wife, the benficial ownership of which Mr. Levy disclaims. Includes 300 shares owned by the Carolyne Levy Trust of which Mr. Levy's wife is the sole beneficiary with investment control, beneficial ownership of which Mr. Levy disclaims. Includes 600 shares held by Mr. Levy's wife as custodian for a minor, the beneficial ownership of which Mr. Levy disclaims. Includes 21,800 shares owned by the Gracy Fund and 20,200 shares owned by the 1st Leveraged Fund, beneficial ownership of which Mr. Levy disclaims except to the extent of his pecuniary interest therein.

(6) Includes 30,000 shares which are subject to options which are either currently exercisable or exercisable within 60 days. Includes 40,000 shares owned by Kodiak Opportunity, L.P. ("Kodiak"), of which Mikles/Miller Management, Inc. ("MMI") is the general partner. Mr. Mikles is a principal shareholder of MMI and disclaims beneficial ownership of the shares owned by Kodiak.

(7) All shares are subject to options which are either currently exercisable or exercisable within 60 days. Does not include 238,250 shares owned by the Novelly Exempt Trust, U/I/T dated 8/12/92. Mr. Novelly disclaims beneficial ownership of these shares.

(8) Includes 3,333 shares which are subject to options which are either currently exercisable or exercisable within 60 days (see Note 4 to the table of stock ownership under "Voting Securities and Principle Shareholders" for information regarding agreements with Mr. Vannini).

(9) All shares are subject to options which are either currently exercisable or exercisable within 60 days.

(10) Includes 38,900 shares which are subject to options which are either currently exercisable or exercisable within 60 days.

(11) Includes 8,332 shares which are subject to options which are either currently exercisable or exercisable within 60 days. Also, includes 5,200 shares held in trust for his minor children.

(12) All shares are subject to options which are either currently exercisable or exercisable within 60 days.

(13) Includes 576,143 shares which are subject to options which are either currently exercisable or exercisable within 60 days.

                      NOMINATION AND ELECTION OF DIRECTORS

    The Company's directors are to be elected at each annual meeting of shareholders. At the Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders and until their successors are elected and qualify. The nominees for election as directors at the Meeting set forth in the table below are all recommended by the Board of Directors of the Company and are all incumbent directors of the Company.

    In the event that any of the nominees for director should become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominee(s) as may be recommended by the Company's existing Board of Directors.

    The seven nominee-directors receiving the highest number of votes cast at the Meeting will be elected as the Company's directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of the Company's directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate's name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder's intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors.

    The following table sets forth certain information concerning the nominees for election as directors.

                       NOMINEE(1)                                        PRINCIPAL OCCUPATION                     AGE
--------------------------------------------------------  --------------------------------------------------  -----------
Hans H. Buehler.........................................  Chief Executive Officer and Chairman of the Board           67
                                                          of the Company
Robert L. Gates(2)......................................  Private investor                                            68
Robert H. Goon..........................................  Attorney                                                    59
Edwin A. Levy(3)........................................  Principal of Levy, Harkins & Co.                            62
Lee E. Mikles(3)........................................  Chairman of Mikles/Miller Management, Inc.                  44
Paul A. Novelly(2)......................................  President of Apex Oil Company, Inc.                         56
Jonathan P. Vannini(2)(3)(4)............................  Private investor                                            38

------------------------

(1) The Company does not have a nominating committee of the Board of Directors. The nominees for election as directors at the Meeting were selected by the Board of Directors of the Company.

(2) Member of the audit committee of the Board of Directors of the Company, currently consisting of three directors, none of whom is an employee of the Company. The audit committee held two meetings during the last fiscal year of the Company in addition to discussions in meetings of the Board of Directors. The audit committee reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, the nature of non-audit services, fees to be paid to the auditors, the performance of the Company's auditors, and the accounting practices of the Company.

(3) Member of the compensation committee of the Board of Directors of the Company, currently consisting of three directors, neither of whom is an employee of the Company. The compensation committee held one meeting during the last fiscal year of the Company in addition to discussions in meetings of the Board of Directors. See "Executive Compensation and Other Information--Report of Compensation Committee on Executive Compensation" for a discussion of the functions performed by the compensation committee.

(4) Included as a nominee pursuant to a Settlement Agreement, dated November 6, 1998, between the Company and Mr. Vannini.

    Mr. Buehler is one of the founders of the Company and has been the Chairman of the Board and a director since the Company's inception in 1980. He also served as Chief Executive Officer until January 1,

1998 and re-assumed the position of Chief Executive Officer in November 1998. Mr. Buehler has more than 35 years of experience in the investment-casting business, including more than 25 years of experience in the manufacture of golf clubheads.

    Mr. Gates was a director of the Company from 1980 to 1996 and was an employee of the Company from 1982 until December 1993, serving as the Chief Financial Officer from 1990 until December 1993. He re-joined the Board of Directors in December 1998.

    Mr. Goon has been a director of the Company since December 1999. He also served as a director of the Company from February 1991 to December 1994. Mr. Goon has been engaged in the practice of law for 35 years. From before 1995 until November 1999, he was a partner in the law firm of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company. Since November 1999, he has been a sole practitioner and has been retained by the Company for certain legal services. Mr. Goon is also a director of Emulex Corporation.

    Mr. Levy has been a director of the Company since February 1994. He is one of the founders of, and since 1979 has been a principal of, Levy, Harkins & Co., an investment advisory firm. Mr. Levy is also a director of Quintel Entertainment Corporation.

    Mr. Mikles has been a director of the Company since June 1996. He has been the Chairman of Mikles/Miller Management, Inc., a professional money management firm, since October 1992. Mr. Mikles also serves as a director of Imperial Bancorp and Boss Holdings, Inc. (formerly known as Vista 2000, Inc.)

    Mr. Novelly has been a director of the Company since December 14, 1994. Since 1975, Mr. Novelly has been the President of Apex Oil Company, Inc., a company which together with its subsidiaries is engaged in oil and gas exploration, transportation, trading and storage, and coal mining. He is also a director of Imperial Bancorp, a bank holding company, Boss Holdings, Inc. (formerly known as Vista 2000, Inc.), and Intrawest Corporation.

    Mr. Vannini has been a director of the Company since December 1998. He is a private investor who was a general partner at HPB Associates, an investment partnership, until 1996. He was employed by HPB Associates from August 1987 until March 1996. Since February 1993 he has served as an outside director of Copart, Inc.

    There were five meetings of the Board of Directors of the Company during the last fiscal year of the Company. Each of the directors of the Company attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director and the total number of meetings held by all committees of the Board of Directors on which he served during such period.

DIRECTOR COMPENSATION

FEES AND BENEFITS

    Each member of the Board of Directors who is not an employee of the Company receives an annual fee of $10,000, paid in quarterly installments of $2,500, and a fee of $2,000 for each board meeting attended. The Company also reimburses directors for expenses related to attending board and committee meetings.

STOCK OPTIONS

    Each member of the Board of Directors who is not an employee of the Company receives automatic grants of options to purchase specified numbers of shares of common stock of the Company under the Company's 1995 Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides that an option to purchase 30,000 shares of common stock of the Company will be granted automatically to each Eligible Director (as defined in the Director Plan) who first becomes an Eligible Director after December 13, 1995 on the date on which such director first becomes an Eligible Director.

    The Director Plan provides that an option to purchase an additional 10,000 shares of common stock of the Company is granted automatically to each such director on the third anniversary of the date on which such director first became an Eligible Director and on each subsequent anniversary of such date if such director is still an Eligible Director on such anniversary. Pursuant to the Director Plan, an option to purchase 10,000 shares of common stock of the Company was granted to each Eligible Director who became a director prior to December 13, 1995 on the date he first became a director and an option to purchase an additional 20,000 shares of common stock of the Company was granted to each such director on December 13, 1995. Pursuant to the Director Plan, an option to purchase an additional 10,000 shares of common stock of the Company was granted automatically to each such director on December 13, 1998, and will be granted on each subsequent December 13 if such director is still an Eligible Director on such December 13.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth information concerning compensation of the chief executive officer and the four other most highly compensated executive officers of the Company for each of the last three completed fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                      -------------
                                              ANNUAL COMPENSATION                         STOCK
                                              --------------------    OTHER ANNUAL       OPTION         ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR      SALARY      BONUS    COMPENSATION(1)     GRANTS(2)    COMPENSATION(3)
---------------------------------  ---------  ---------  ---------  ----------------  -------------  ----------------
Hans H. Buehler..................       1999  $ 400,000  $ 400,000                            -0-              -0-
Chairman of the Board and Chief         1998    478,000        -0-                         50,000              -0-
  Executive Officer                     1997    500,000    300,000                        200,000(4)           -0-

Ramon F. Ibarra..................       1999    158,200     35,500                            -0-       $      451(5)
Vice President--Manufacturing           1998    156,000     20,000                         10,000           31,645(6)
                                        1997    160,000     75,000                          8,400(7)         2,315(8)

Kathleen H. Wainwright...........       1999    158,200     29,500                            -0-              427(9)
Senior Vice President--Sales            1998    156,000     20,000                         10,000              434(10)
                                        1997    140,000     75,000                          4,700(7)         1,536(11)

Norman Fujitaki..................       1999    148,300     28,500                            -0-              913(12)
Chief Financial Officer                 1998    146,000     14,800                          5,000              554(13)
                                        1997    152,200     19,200                          6,600(14)           620(15)

Todd L. Smith....................       1999    141,100     35,500                            -0-              401(16)
Executive Vice President--              1998    138,900     18,200                          5,000              284(18)
  Operations(17)                        1997    142,700     20,000                          5,100(7)         2,060

--------------------------

(1) Except where indicated in this table, perquisites and other personal benefits did not in the aggregate equal or exceed the lesser of $50,000 for any named individual or 10 percent of the total of annual salary and bonus reported in this table for such person.

(2) Number of shares of the Company's common stock subject to stock options granted to the named individual under the Company's employee stock option plan.

(3) All amounts and the notes thereto are as of December 31 of the applicable year.

(4) Represents shares subject to an option which was granted in 1996 and repriced in 1997.

(5) Includes $1,018 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $567 from calendar year 1998 issued in 1999. All of the Company's contribution of $1,018 is vested.

(6) Includes $31,926 for relocation expenses and $1,016 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,297 from calendar year 1997 issued in 1998. All of the Company's contribution of $1,016 is vested.

(7) Represents shares subject to an option which was granted in 1993 and repriced in 1997.

(8) Includes $2,477 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $162 from calendar year 1996 issued in 1997. All of the Company's contribution of $2,477 is vested.

(9) Includes $1,582 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,155 from calendar year 1998 issued in 1999. All of the Company contribution of $1,582 is vested.

(10) Includes $1,551 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,117 from calendar year 1997 issued in 1998. All of the Company's contribution of $1,551 is vested.

(11) Includes $1,825 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $289 from calendar year 1996 issued in 1997. All of the Company's contribution of $1,825 is vested.

(12) Represents $2,224 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,311 from calendar year 1998 issued in 1999. All of the Company's contribution of $2,224 is vested.

(13) Represents $1,724 of contributions made by the Company to the Company's 401(k) retirement savings plan, offset by highly compensated employee refund of $1,170 from calendar year 1997 issued in 1998. The vested portion of the Company's contribution of $1,724 is $1,379 and the remainder is unvested.

(14) Represents shares subject to an option which was granted in 1994 and repriced in 1997.

(15) Represents $1,457 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated refund of $837 from calendar year 1996 issued in 1997. The vested portion of the Company's contribution of $1,457 is $874.

(16) Represents $2,116 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,715 from calendar year 1998 issued in 1999. All of the Company's contribution of $2,116 is vested.

(17) Mr. Smith was promoted to the position of Executive Vice
    President--Operations in February 2000.

(18) Represents $2,084 of contributions made by the Company to the Company's 401(k) retirement savings plan offset by highly compensated employee refund of $1,800 from calendar year 1997 issued in 1998. All of the Company's contribution of $2,084 is vested.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    In September 1996, the Company adopted a supplemental executive retirement plan (the "Plan") to provide deferred compensation benefits to a select group of management employees. As originally adopted, the Plan provided a maximum retirement benefit at age 65 (or age 55 under certain circumstances) of 70% of final average salary, which accrued ratably over ten years of Plan participation. In December 1998, the Board amended and restated the Plan to reduce the maximum retirement benefit to 50% of final average salary and include an offset for estimated retirement benefits provided by Social Security (the "Retirement Offset"). Additional key employees were also included as participants. The amendment and restatement of the Plan freezes benefits at the levels accrued as of December 31, 1997 for all participants as of that date, except that Hans Buehler voluntarily withdrew as a participant in the Plan and relinquished all of his accrued benefits under the Plan. Each participant with an accrued benefit as of December 31, 1997 who continues to be employed after amendment of the Plan is entitled (subject to vesting and other conditions imposed by the Plan) to the greater of his or her benefit as of December 31, 1997 (the "Prior Accrued Benefit") or the accrued benefit determined under the revised benefit formula, which counts service prior to amendment of the Plan for purposes of determining accrued benefits.

    The final average salary is the participant's average annual salary (excluding bonuses and other non-regular forms of compensation) earned from the Company (before adjustments for contributions to Company-sponsored employee benefit plans) during the three highest salary years of the five-year period ending on the December 31 next preceding the earlier of termination of employment or the date on which the participant qualifies for retirement. Benefits do not vest until a participant has participated in the Plan for five years. The retirement benefit accrues ratably over 25 years of service (including periods prior to adoption of the Plan and with certain predecessor employers) at two percent (2%) per year (up to a maximum of 25 years of service), with the actual retirement benefit being dependent on years of service with the Company and designated predecessors at the actual time of retirement. The formula is also subject to the Prior Accrued Benefit and the Retirement Offset. The following table sets forth approximate annual retirement benefits for retirement at age 65, expressed as a single life annuity, which would be payable under the Plan without regard to the Prior Accrued Benefit or the Retirement Offset:

                                                                          YEARS OF PARTICIPATION
                        AVERAGE ANNUAL                          -------------------------------------------
                         COMPENSATION                               5               15               25
--------------------------------------------------------------  ---------  ---------------------  ---------
$125,000......................................................     12,500           37,500           62,500

150,000.......................................................     15,000           45,000           75,000

175,000.......................................................     17,500           52,500           87,500

200,000.......................................................     20,000           60,000          100,000

225,000.......................................................     22,500           67,500          112,500

250,000.......................................................     25,000           75,000          125,000

300,000.......................................................     30,000           90,000          150,000

    Mr. Ibarra, Ms. Wainwright, Mr. Fujitaki and Mr. Smith are the executive officers named in the Summary Compensation Table who are continuing participants in the Plan. The average salary of Mr. Ibarra, Ms. Wainwright, Mr. Fujitaki and Mr. Smith for purposes of the Plan does not differ substantially from that set forth in the annual compensation columns of the Summary Compensation Table. Mr. Ibarra has 19 years of benefit accrual service and four years of credited participation service, Ms. Wainwright has 11 years of benefit accrual service and three years of credited participation service under the Plan. Mr. Fujitaki has five years of benefit accrual service and two years of credited participation under the Plan. Mr. Smith has 18 years of benefit accrual service and two years of credited participation under the Plan. The benefits listed in the table above do not reflect the Social Security Offset or the Prior Accrued Benefits.

OPTION GRANTS DURING 1999

    There were no grants to officers for the year ended December 31, 1999.

OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

    The following table sets forth information concerning stock options which were exercised during, or held at the end of, 1999 by the officers identified in the Summary Compensation Table:

                                                                           NUMBER OF
                                                                     UNEXERCISED OPTIONS AT      VALUE OF UNEXERCISED
                                         SHARES                       DECEMBER 31, 1999(1)     IN-THE-MONEY OPTIONS (2)
                                       ACQUIRED ON       VALUE     --------------------------  -------------------------
               NAME                     EXERCISE       REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-----------------------------------  ---------------  -----------  -----------  -------------  ----------  -------------
Hans H. Buehler....................           -0-            -0-      372,500           -0-     1,225,625          -0-
Ramon F. Ibarra....................           -0-            -0-       35,567        10,000       180,669       30,000
Kathleen Wainwright................           -0-            -0-        6,666        13,334        19,998       40,002
Norman Fujitaki....................           -0-            -0-       12,000         5,000        74,708       15,000
Todd L. Smith......................           -0-            -0-        6,666         8,334        19,998       25,002

------------------------

(1) Shares of common stock.

(2) Value based on closing sale price of $16.625 per share on December 31, 1999.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

    The Compensation Committee reviews the performance of the executive officers of the Company, makes recommendations to the Board of Directors as to their compensation, and reviews the compensation programs for other key employees, including salary and cash bonus levels. The Compensation Committee also administers the Company's employee stock option plan (the "Employee Plan") and authorizes grants of options to officers and other key employees based on recommendations of Management.

COMPENSATION POLICIES AND PHILOSOPHY

    The Company's executive compensation policies are designed to attract, retain and reward executive officers who contribute to the Company's success, to provide economic incentives for executive officers to achieve the Company's business objectives by linking their compensation to the performance of the Company, to strengthen the relationship between executive pay and shareholder value and to reward individual performance. The Company uses a combination of base salary, cash bonuses, and stock options to achieve these objectives.

    The Compensation Committee considers a number of factors, including the level and types of compensation paid to persons in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the performance of each executive officer, including a review of his or her ability to meet individual performance objectives, demonstration of job knowledge and skills and the ability to work with others toward the achievement of the Company's goals.

COMPONENTS OF COMPENSATION

    Executive officer salaries are established in relation to a range of salaries for comparable positions in companies of comparable size and complexity. The Company seeks to pay salaries to executive officers that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In making its annual salary recommendations, the Compensation Committee looks at the Company's financial position and performance, the contribution of the individual executive officers during the prior fiscal year in helping to meet the Company's financial and business objectives as well as the executive officers' performance of their individual responsibilities.

    Cash bonuses are used to provide executive officers with financial incentives to meet quarterly and annual performance targets of the Company. Performance targets and bonus recommendations for executives other than the chairman of the board and the chief executive officer are proposed by the chief executive officer, reviewed and, when appropriate, revised by the Compensation Committee and approved by the Board of Directors. Personal goals and bonus recommendations for the chairman of the board and the chief executive officer are recommended by the Compensation Committee and approved by the Board. Cash bonuses were paid to Ramon Ibarra, Kathleen Wainwright, Norman Fujitaki and Todd Smith in 1999 based on the Company's performance in 1999.

    The Compensation Committee believes that equity ownership by executive officers provides incentives to build shareholder value and align the interests of executive officers with the interests of shareholders. Upon hiring executive officers, the Compensation Committee typically recommends stock option grants to the officers under the Employee Plan, subject to applicable vesting periods. Thereafter, the Compensation Committee considers awarding additional grants under the Employee Plan. The Compensation Committee believes that these additional grants provide incentives for executive officers to remain with the Company. Options are granted at the current market price for the Company's common stock and, consequently, have value only if the price of the Company's common stock increases over the exercise price. In determining the size of the periodic grants the Compensation Committee considers prior option grants to the executive officer, the executive's performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

COMPENSATION OF THE PRINCIPAL EXECUTIVE OFFICER

    The Compensation Committee reviews the performance of the chairman of the board and the chief executive officer of the Company, as well as other executive officers of the Company, annually. Mr. Buehler received a bonus in 1999, based on the performance of the Company in 1999.

                     Members of the Compensation Committee

            Jonathan P. Vannini      Edwin A. Levy      Lee E. Mikles

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

    The graph below compares the cumulative total shareholder return on the Company's common stock with the cumulative total return on the Russell 2000 and a peer group index for the period commencing on December 30, 1994 and ending on December 31, 1999. The data set forth below assumes the value of an investment in the Company's common stock and each index was $100 on December 30, 1994.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                            SINCE DECEMBER 30, 1994

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              COASTCAST                             PEER
                CORPORATION     RUSSELL 2000       GROUP INDEX*
12/30/94             100.00           100.00             100.00
12/29/95              86.16            96.87              70.72
12/31/96             123.42            97.20              31.79
12/31/97             118.08           113.28              32.28
12/31/98              90.98           138.45              30.41
12/31/99             172.86           169.67              42.64

* Peer Group Index consists of Aldila Inc. and Royal Grip, Inc. through September 3, 1997, and Aldila Inc. and Royal Precision, Inc. (formerly named FM Precision, Inc. and successor to Royal Grip, Inc.) from September 3, 1997 through December 31, 1999.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The accounting firm of Deloitte & Touche LLP serves the Company as its independent auditors at the direction of the Board of Directors of the Company. One or more representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    The Board of Directors recommends a vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent auditors for the Company for fiscal year 2000. This matter is not required to be submitted for shareholder approval, but the Board of Directors has elected to seek ratification of its selection of the independent auditors by the affirmative vote of a majority of the shares represented and voting at the Meeting (which affirmative vote must equal or exceed a majority of the quorum required for the Meeting).

    Notwithstanding the ratification by shareholders of the appointment of Deloitte & Touche LLP, the Board of Directors may, if the circumstances dictate, appoint other independent accountants.

                             SHAREHOLDER PROPOSALS

    Shareholders intending to submit proposals for presentation at the 2001 Annual Meeting of Shareholders and inclusion in the Proxy Statement and proxy card for such meeting must submit the proposal in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than January 6, 2001. Shareholders who intend to present a proposal at the 2001 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Secretary no earlier than February 11, 2001 and no later than April 12, 2001.

                         ANNUAL REPORT TO SHAREHOLDERS

    The Annual Report to Shareholders of the Company for the year ended December 31, 1999, including audited consolidated financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                 OTHER MATTERS

    Management of the Company does not know of any other matters which are to be presented for action at the Meeting. Should any other matters come before the Meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their collective judgment.

                           ANNUAL REPORT ON FORM 10-K

    A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished without charge to any person from whom the accompanying proxy is solicited upon written request to Corporate Secretary, Coastcast Corporation, 3025 East Victoria Street, Rancho Dominguez, California 90221. If Exhibit copies are requested, a copying charge of $.20 per page will be made.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Norman Fujitaki
                                          Secretary

Rancho Dominguez, California

April 28, 2000

    SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                COASTCAST CORPORATION
                              3025 EAST VICTORIA STREET
                          RANCHO DOMINGUEZ, CALIFORNIA 90221

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hans H. Buehler and Edwin A. Levy as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Coastcast Corporation held of record by the undersigned on April 24, 2000, at the Annual Meeting of Shareholders to be held on June 21, 2000, or any adjournment thereof.

-------------------------------------------------------------------------------
                           --  FOLD AND DETACH HERE  --

                                                              Please mark
                                                             your votes as
                                                              indicated in
                                                             this example  /X/


1. ELECTION OF DIRECTORS

           / / FOR all nominees below (EXCEPT AS MARKED TO THE CONTRARY BELOW)

           / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE MARK THE LINES NEXT TO THE NOMINEE'S NAME BELOW:

Hans H. Buehler       ______    Robert L. Gates ______  Robert H. Goon  ______

Edwin A. Levy         ______    Lee E. Mikles   ______  Paul A. Novelly ______

Jonathan P. Vannini   ______

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

           / / FOR         / / AGAINST      / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)                                                   Dated     , 2000
            ---------------------------------------------------     -----
                  PLEASE READ, SIGN, DATE AND RETURN THE
              PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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